INTERNATIONAL PLACE
6400 POPLAR AVENUE
MEMPHIS, TN 38197

Exhibit 99.1

News Release

International Paper Reports Significantly Improved Second-Quarter Earnings

Solid Revenue Growth, Significant Margin Expansion, Strong Free Cash Flow

MEMPHIS, Tenn. – July 28, 2010 – International Paper (NYSE: IP) today reported preliminary second-quarter 2010 net earnings attributable to common shareholders totaling $93 million ($0.21 per share) compared with a net loss of $162 million ($0.38 per share) in the first quarter of 2010 and net earnings of $136 million ($0.32 per share) in the second quarter of 2009. Amounts in all periods include special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Second Quarter 2010	First Quarter 2010	Second Quarter 2009
Net Earnings (Loss)	$0.21	($0.38)	$0.32
Add Back – Net Special Items Expense (Income)	0.21	0.42	(0.12)

Earnings Before Special Items	$0.42	$0.04	$0.20

Earnings before special items in the 2010 second quarter totaled $181 million ($0.42 per share), compared with $16 million ($0.04 per share) in the first quarter of 2010 and $86 million ($0.20 per share) in the second quarter of 2009.

Quarterly net sales were $6.1 billion compared with $5.8 billion in the first quarter of 2010 and $5.8 billion reported in the second quarter of 2009.

Operating profits in the second quarter were $353 million, up from $20 million in the first quarter of 2010. Both amounts reflect the inclusion of special items.

“Each of our businesses posted strong results in the second quarter, leading to the significant increase in earnings per share and solid free cash flow,” said John Faraci, chairman and chief executive officer. “Operating rates are strong, inventories are low, and input costs are moderating. All of these factors position us well for a stronger third quarter.”

SEGMENT INFORMATION

To measure the performance of the company’s business segments from quarter to quarter without variations caused by special items, management focuses on business segment operating profits excluding those items. Second quarter 2010 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits (excluding special items) increased to $193 million as compared with $46 million in the first quarter of 2010. Earnings improved mainly from increases in linerboard and North America box demand, fewer mill outages and further realization of announced price increases. Operating profits after special items were $192 million in the second quarter of 2010 compared with $41 million in the first quarter of 2010.

Printing Papers had an operating profit (excluding special items) of $158 million as compared with $126 million in the first quarter of 2010. Results were positively impacted by favorable pulp and paper pricing, and improved operations more than offsetting higher mill outage costs. Operating profits after special items were $47 million in the second quarter of 2010 compared with a loss of $78 million in the first quarter of 2010.

Consumer Packaging had an operating profit (excluding special items) of $49 million compared with $31 million in the first quarter of 2010. Results were positively impacted by higher volumes, further realization of announced coated paperboard price increases and stronger operations, partially offset by planned maintenance outages and relatively higher input costs. Operating profits after special items were $48 million in the second quarter of 2010 compared with $28 million in the first quarter of 2010.

The company’s distribution business, xpedx, reported operating profits of $26 million, up from $21 million in the first quarter of 2010. The earnings improvement was primarily driven by stronger volumes, lower costs and improved margins. There were no special items recorded in either quarter.

Forest Products operating profits totaled $40 million, up from $8 million in the prior quarter due to a mineral rights sale. There were no special items recorded in either quarter.

Net corporate expenses totaled $54 million for the 2010 second quarter, essentially in line with the $51 million recorded in the 2010 first quarter.

EFFECTIVE TAX RATE

The effective tax rate before special items for the second quarter of 2010 was 31 percent, compared with 32 percent in the first quarter of 2010. The tax rate in the second quarter of 2010 is representative of the forecasted annual effective tax rate.

EFFECTS OF SPECIAL ITEMS

Special items in the second quarter of 2010 included a pre-tax charge of $144 million ($88 million after taxes) for restructuring and other charges. Restructuring and other charges included a $111 million pre-tax charge ($68 million after taxes) associated with the closure of the Franklin mill (including $46 million of accelerated depreciation charges and $36 million related to environmental reserves), an $18 million pre-tax charge ($11 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment and pre-tax charges of $4 million ($2 million after taxes) for other items.

Special items in the first quarter of 2010 included a pre-tax charge of $215 million ($132 million after taxes) for restructuring and other charges and a $46 million after-tax expense to reduce deferred tax assets related to incentive compensation ($14 million) and post-retirement prescription drug coverage (Medicare Part D reimbursements) ($32 million). Restructuring and other charges included a $204 million pre-tax charge ($124 million after taxes) associated with the closure of the Franklin mill (including $190 million of accelerated depreciation), a $4 million pre-tax charge ($2 million after taxes) for early debt extinguishment costs, a $3 million pre-tax charge ($2 million after taxes) associated with the reorganization of the Company’s Shorewood operations, and charges of $4 million (before and after taxes) for other items.

Special items in the second quarter of 2009 included a credit of $482 million before taxes ($294 million after taxes) for alternative fuel mixture credits earned under 2007 legislation enacted to provide a tax credit for companies that use alternative fuel mixtures to produce energy to operate their businesses, a $48 million before and after-tax charge to write down the assets of the Etienne mill in France to estimated fair value, a $18 million pre-tax charge ($11 million after taxes) for integration costs associated with the Industrial Packaging business integration, and a pre-tax charge of $79 million ($55 million after taxes) for restructuring and other charges. Restructuring and other charges included a $34 million charge before taxes ($21 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead reduction program, a $25 million charge before taxes ($16 million after taxes) for early debt extinguishment costs, a $15 million before and after-tax charge for severance and other costs related to the Company’s Etienne mill in France, and a $5 million charge before taxes ($3 million after taxes) for other closure costs. Additionally, the second-quarter income tax provision included a $156 million charge to establish a valuation allowance for net operating loss carry forwards in France, and a $26 million credit related to the closing of the 2004 and 2005 U.S. federal income tax audit and related state income tax effects.

EARNINGS WEBCAST

The company will host a webcast to discuss earnings and current market conditions at 9 a.m. EDT (8 a.m. CDT) today. All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Webcasts and Presentations page. A replay of the webcast will also be on the Web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper Second Quarter Earnings Call. The conference ID number is 82825401. Participants should call in no later than 8:45 a.m. EDT (7:45 a.m. CDT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter “82825401.”

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs about 60,000 people in more than 20 countries and serves customers worldwide. 2009 net sales were more than $23 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

This press release contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for its products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and to actual or potential litigation; and (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

###

Contacts:

Media: Patricia L. Neuhoff, 901-419-4052

Investors: Thomas A. Cleves, 901-419-7566; and Emily Nix, 901-419-4987

International Paper Company

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2010		2009		2010		2010		2009
Net Sales	$6,121		$5,802		$5,807		$11,928		$11,470

Costs and Expenses
Cost of products sold	4,490		3,781	(b)	4,464		8,954		7,512	(j)
Selling and administrative expenses	472		508	(c)	421		893		1,008	(k)
Depreciation, amortization and cost of timber harvested	363		367		371		734		710
Distribution expenses	330		279		317		647		558
Taxes other than payroll and income taxes	47		47		45		92		97
Restructuring and other charges	144	(a)	79	(d)	215	(g)	359	(i)	162	(l)
Net losses on sales and impairments of businesses	—		48	(e)	—		—		48	(e)
Interest expense, net	157		173		149		306		337

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	118	(a)	520	(b-e)	(175)	(g)	(57)	(i)	1,038	(e,j-l)
Income tax provision (benefit)	25		348	(f)	(24)	(h)	1	(h)	578	(f)
Equity earnings (losses), net of taxes	7		(32)		(2)		5		(59)

Net Earnings (Loss)	$100	(a)	$140	(b-f)	$(153)	(g,h)	$(53)	(h,i)	$401	(e,f,j-l)
Less: Net earnings attributable to noncontrolling interests	7		4		9		16		8

Net Earnings (Loss) Attributable to International Paper Company	$93	(a)	$136		$(162)	(g,h)	$(69)	(h,i)	$393	(e,f,j-l)

Basic Earnings (Loss) Per Common Share Attributable to International Paper Common Shareholders	$0.22	(a)	$0.32	(b-f)	$(0.38)	(g,h)	$(0.16)	(h,i)	$0.93	(e,f,j-l)

Diluted Earnings (Loss) Per Common Share Attributable to International Paper Common Shareholders	$0.21	(a)	$0.32	(b-f)	$(0.38)	(g,h)	$(0.16)	(h,i)	$0.93	(e,f,j-l)

Average Shares of Common Stock Outstanding - Diluted	433.4		425.4		428.8		429.2		424.2

Cash Dividends Per Common Share	$0.125		$0.025		$0.025		$0.150		$0.275

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $111 million ($68 million after taxes) for shutdown costs for the Franklin mill (including $46 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $18 million ($11 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment and charges of $4 million ($2 million after taxes) for other items.

(b)	Includes a pre-tax gain of $482 million ($294 million after taxes) related to alternative fuel mixture credits.

(c)	Includes a pre-tax charge of $18 million ($11 million after taxes) for integration costs associated with the Containerboard, Packaging and Recycling business (CBPR) acquired from Weyerhaeuser Company in August 2008.

(d)	Includes a pre-tax charge of $34 million ($21 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $25 million ($16 million after taxes) for early debt extinguishment costs, a charge of $15 million (before and after taxes) for severance and other costs associated with the planned closure of the Etienne mill in France, and a pre-tax charge of $5 million ($3 million after taxes) for other items.

(e)	Includes a charge of $48 million (before and after taxes) to write down the assets at the Etienne mill to estimated fair value.

(f)	Includes a $156 million tax expense for the write off of deferred tax assets in France and a $26 million tax benefit related to the closing of the 2004 and 2005 U.S. federal income tax audit, and related state income tax effects.

(g)	Includes a pre-tax charge of $204 million ($124 million after taxes) for shutdown costs for the Franklin mill (including $190 million of accelerated depreciation), a pre-tax charge of $4 million ($2 million after taxes) for early debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations and charges of $4 million (before and after taxes) for other items.

(h)	Includes a $14 million tax expense and a $32 million tax expense for incentive compensation and Medicare Part D deferred tax write-offs, respectively.

(i)	Includes a pre-tax charge of $315 million ($192 million after taxes) for shutdown costs for the Franklin mill (including $236 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $22 million ($13 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment, a pre-tax charge of $4 million ($2 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations and charges of $7 million ($6 million after taxes) for other items.

(j)	Includes a pre-tax gain of $1 billion ($624 million after taxes) related to alternative fuel mixture credits.

(k)	Includes a pre-tax charge of $54 million ($33 million after taxes) for integration costs associated with the CBPR business.

(l)	Includes a pre-tax charge of $86 million ($53 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $23 million ($28 million after taxes) for closure costs associated with the Inverurie, Scotland mill, a pre-tax charge of $25 million ($16 million after taxes) for early debt extinguishment costs, a charge of $15 million (before and after taxes) for severance and other costs associated with the Etienne mill, and a pre-tax charge of $13 million ($8 million after taxes) for other items.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2010	2009	2010	2010	2009
Earnings Before Special Items	$181	$86	$16	$197	$120

Restructuring and other charges	(88)	(55)	(132)	(220)	(120)
CBPR business integration costs	—	(11)	—	—	(33)
Alternative fuel mixture credits	—	294	—	—	624
Net losses on sales and impairments of businesses	—	(48)	—	—	(48)
Income tax adjustments	—	(130)	(46)	(46)	(150)

Net Earnings (Loss) as Reported	$93	$136	$(162)	$(69)	$393

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
Diluted Earnings per Common Share	2010	2009	2010	2010	2009

Earnings Per Share Before Special Items	$0.42	$0.20	$0.04	$0.46	$0.28

Restructuring and other charges	(0.21)	(0.13)	(0.31)	(0.51)	(0.28)
CBPR business integration costs	—	(0.03)	—	—	(0.08)
Alternative fuel mixture credits	—	0.69	—	—	1.47
Net losses on sales and impairments of businesses	—	(0.11)	—	—	(0.11)
Income tax adjustments	—	(0.30)	(0.11)	(0.11)	(0.35)

Diluted Earnings (Loss) per Common Share as Reported	$0.21	$0.32	$(0.38)	$(0.16)	$0.93

Notes:

(1) The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Industrial Packaging	$2,440	$2,270	$2,220	$4,660	$4,450
Printing Papers	1,445	1,360	1,405	2,850	2,685
Consumer Packaging	845	770	805	1,650	1,485
Distribution	1,630	1,595	1,580	3,210	3,185
Forest Products	5	10	10	15	15
Corporate and Inter-segment Sales	(244)	(203)	(213)	(457)	(350)

Net Sales	$6,121	$5,802	$5,807	$11,928	$11,470

Operating Profit by Industry Segment

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2010		2009		2010		2010		2009
Industrial Packaging	$192	(2)	$382	(4,5,6)	$41	(2)	$233	(2)	$742	(4,5,6)
Printing Papers	47	(3)	279	(4,7)	(78	)(3)	(31	)(3)	591	(4,7)
Consumer Packaging	48	(8)	114	(4,8)	28	(8)	76	(8)	226	(4,8)
Distribution	26		10		21		47		3
Forest Products	40		3		8		48		5

Operating Profit (1)	353		788		20		373		1,567

Interest expense, net	(157)		(173)		(149)		(306)		(337)
Noncontrolling interest/equity earnings adjustment (9)	7		8		8		15		14
Corporate items, net	(54)		(44)		(51)		(105)		(95)
Restructuring and other charges	(31)		(59)		(3)		(34)		(111)

Earnings (Loss) From Continuing Operations
Before Income Taxes and Equity Earnings	$118		$520		$(175)		$(57)		$1,038

Equity Earnings (Loss) in Ilim Holdings S.A.,
Net of Taxes (1)	$5		$(30)		$(3)		$2		$(56)

(1)	In addition to the operating profits shown above, International Paper recorded equity earnings, net of taxes, of $5 million and $2 million for the three months and six months ended June 30, 2010, respectively; and equity losses, net of taxes, of $30 million and $3 million for the three months ended June 30, 2009 and March 31, 2010, respectively; and $56 million for the six months ended June 30, 2009, related to the equity investment in Ilim Holdings S.A., a separate reportable industry segment.
(2)	Includes charges of $1 million and $2 million for additional closure costs for the Etienne mill in France for the three months ended June 30, 2010 and March 31, 2010, respectively; and $3 million of additional closure costs for U.S. mills for the three months ended March 31, 2010.
(3)	Includes charges of $111 million and $204 million for the three months ended June 30, 2010 and March 31, 2010, respectively, for shutdown costs for the Franklin mill.
(4)	Includes gains of $208 million and $416 million in the Industrial Packaging segment, $197 million and $437 million in the Printing Papers segment, and $77 million and $169 million in the Consumer Packaging segment relating to alternative fuel mixture credits for the three months ended June 30, 2009 and the six months ended June 30, 2009, respectively.
(5)	Includes charges of $48 million to write down the assets at the Etienne mill in France to estimated fair value and $15 million for severance and other costs related to the Etienne mill.
(6)	Includes charges of $18 million and $54 million for the three and six months ended June 30, 2009 respectively, for CBPR integration costs.
(7)	Includes charges of $4 million and $10 million for the three and six months ended June 30, 2009 respectively, for shutdown costs for the Louisiana mill and Franklin lumber mill, sheet converting plant and converting innovations center and a charge of $23 million for the six months ended June 30, 2009 for the closure of the Inverurie, Scotland mill.
(8)	Includes charges of $1 million, $1 million and $3 million for the three months ended June 30, 2010, June 30, 2009 and March 31, 2010, respectively; and $4 million and $3 million for the six months ended June 30, 2010 and June 30, 2009, respectively, related to the reorganization of the Company’s Shorewood operations.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Segment Operating Profit to Segment Operating Profit Before Special Items

(In millions)

	Three Months Ended June 30, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Segment Operating Profit as Reported	192	47	48	26	40	353
Restructuring and other charges	1	111	1	—	—	113

Segment Operating Profit Before Special Items	193	158	49	26	40	466

	Three Months Ended March 31, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Segment Operating Profit as Reported	41	(78)	28	21	8	20
Restructuring and other charges	5	204	3	—	—	212

Segment Operating Profit Before Special Items	46	126	31	21	8	232

International Paper Company

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2010	2009	2010	2010	2009
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	1,956	1,899	1,809	3,765	3,675
Containerboard	602	530	631	1,233	1,001
Recycling	644	598	580	1,224	1,193
Saturated Kraft	50	29	41	91	50
Bleached Kraft	21	17	22	43	30
European Industrial Packaging	259	268	258	517	538
Asian Industrial Packaging	126	139	140	266	227

Industrial Packaging	3,658	3,480	3,481	7,139	6,714

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	667	702	700	1,367	1,395
European & Russian Uncoated Papers	310	332	308	618	702
Brazilian Uncoated Papers	282	234	248	530	414
Asian Uncoated Papers	19	12	32	51	15

Uncoated Papers	1,278	1,280	1,288	2,566	2,526

Market Pulp (2)	317	375	351	668	692

Consumer Packaging (In thousands of short tons)
U.S. Coated Paperboard	354	318	339	693	608
European Coated Paperboard	86	92	90	176	179
Asian Coated Paperboard	217	218	221	438	407
Other Consumer Packaging	44	42	40	84	88

Consumer Packaging	701	670	690	1,391	1,282

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes internal sales to mills.

International Paper Company

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	June 30, 2010	December 31, 2009
Assets

Current Assets
Cash and Temporary Investments	$1,871	$1,892
Accounts and Notes Receivable, Net	3,033	2,695
Inventories	2,212	2,179
Deferred Income Tax Assets	328	368
Other	285	417

Total Current Assets	7,729	7,551

Plants, Properties and Equipment, Net	12,008	12,688
Forestlands	729	757
Investments	1,101	1,077
Goodwill	2,283	2,290
Deferred Charges and Other Assets	1,197	1,185

Total Assets	$25,047	$25,548

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$357	$304
Accounts Payable and Accrued Liabilities	3,809	3,708

Total Current Liabilities	4,166	4,012

Long-Term Debt	8,574	8,729
Deferred Income Taxes	2,355	2,425
Pension Benefit Obligation	2,772	2,765
Postretirement and Postemployment Benefit Obligation	516	538
Other Liabilities	723	824

Equity
Invested Capital	3,881	4,074
Retained Earnings	1,812	1,949

Total Shareholders’ Equity	5,693	6,023

Non-controlling interests	248	232

Total Equity	5,941	6,255

Total Liabilities and Equity	$25,047	$25,548

International Paper Company

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Six Months Ended June 30,
	2010	2009
Operating Activities
Net earnings (loss)	$(53)	$401
Depreciation, amortization and cost of timber harvested	734	710
Deferred income tax expense (benefit), net	62	539
Restructuring and other charges	359	162
Payments related to restructuring and legal reserves	(2)	(24)
Net losses on sales and impairments of businesses	—	48
Equity (earnings) loss, net	(5)	59
Periodic pension expense, net	116	107
Alternative fuel mixture credits receivable	—	(189)
Other, net	(75)	107
Changes in current assets and liabilities
Accounts and notes receivable	(324)	195
Inventories	(111)	310
Accounts payable and accrued liabilities	43	(165)
Interest payable	(8)	(32)
Other	64	(39)

Cash Provided by Operations	800	2,189

Investment Activities
Invested in capital projects	(273)	(259)
Acquisitions, net of cash received	(155)	(8)
Other	(32)	(59)

Cash Used for Investment Activities	(460)	(326)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(26)	(10)
Issuance of common stock	—	—
Issuance of debt	166	1,476
Reduction of debt	(309)	(2,617)
Change in book overdrafts	(35)	(72)
Dividends paid	(66)	(118)
Other	(22)	(35)

Cash Used for Financing Activities	(292)	(1,376)

Effect of Exchange Rate Changes on Cash	(69)	23

Change in Cash and Temporary Investments	(21)	510

Cash and Temporary Investments
Beginning of the period	1,892	1,144

End of the period	$1,871	$1,654